As filed with the Securities and Exchange Commission on July 10, 1996

                                                        File No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                           DCC COMPACT CLASSICS, INC.
               (Exact name of issuer as specified in its charter)

            Colorado                                         84-1046186
   (State or other jurisdiction                           (I.R.S. Employer
  of incorporation or organization)                      Identification No.)

       9301 Jordan Avenue
          Suite 105
     Chatsworth, California                                    91311
(Address of principal executive offices)                     (Zip Code)

                               ------------------

             CONSULTING AND STOCK OPTION AGREEMENT WITH GARY GILLMAN
              COMMON STOCK PURCHASE WARRANT WITH MARSHALL BLONSTEIN
                            (Full title of the plan)

                               ------------------

                               Marshall Blonstein
                          9301 Jordan Avenue, Suite 105
                          Chatsworth, California 91311
                     (Name and address of agent for service)

                                    Copy to:

                               Jim Schneider, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301
                                 (305) 763-1200

                               ------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed    Proposed
                                       maximum     maximum
                                       offering    aggregate    Amount of
Title of securities   Amount to be     price per   offering   registration
 to be registered     registered(1)    share(1)    price(1)        fee(2)
================================================================================

Common Stock
($.005 par value)

                     10,000 shares       $.10      $ 1,000          $   .34
                    200,000 shares       $.13     $ 26,000          $  8.97
                    200,000 shares       $.13     $ 26,000          $  8.97
                                                  --------

                                                  $ 53,000          $100.00

================================================================================

(1) Pursuant to Rule 457(h), the maximum offering price was calculated based upon the exercise price of the Options described herein.

(2)   The registration fee represents the minimum prescribed fee.

                           DCC COMPACT CLASSICS, INC.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K



            Form S-8 Item Number
                and Caption                     Caption in Prospectus
            --------------------                ---------------------

 1.   Forepart of Registration State-           Facing Page of Registration
      ment and Outside Front Cover              Statement and Cover Page of
      Page of Prospectus                        Prospectus

 2.   Inside Front and Outside Back             Inside Cover Page of Pro-
      Cover Pages of Prospectus                 spectus and Outside Cover
                                                Page of Prospectus

 3.   Summary Information, Risk Fac-            Not Applicable
      tors and Ratio of Earnings to
      Fixed Charges

 4.   Use of Proceeds                           Not Applicable

 5.   Determination of Offering Price           Not Applicable

 6.   Dilution                                  Not Applicable

 7.   Selling Security Holders                  Sales by Selling Security
                                                Holders

 8.   Plan of Distribution                      Cover Page of Prospectus
                                                and Sales by Selling
                                                Security Holders

 9.   Description of Securities to be           Description of Securities;
      Registered                                Consulting and Stock
                                                Option Agreement with
                                                Gary Gillman and Warrant
                                                with Marshall Blonstein.

10.   Interests of Named Experts and            Not Applicable
      Counsel

11.   Material Changes                          Not Applicable

12.   Incorporation of Certain Infor-           Incorporation of Certain
      mation by Reference                       Documents by Reference

13.   Disclosure of Commission Posi-            Indemnification; Undertak-
      tion on Indemnification for               ings
      Securities Act Liabilities

PROSPECTUS
                           DCC COMPACT CLASSICS, INC.

                         410,000 Shares of Common Stock
                                ($.005 par value)

                         Issued Pursuant to Exercise of
                           Options under the Company's
             Consulting and Stock Option Agreement with Gary Gillman
         and Warrants under the Company's Common Stock Purchase Warrant with Marshall Blonstein

      This Prospectus is part of a Registration Statement which registers an aggregate 410,000 shares of Common Stock ("Common Stock"), $.005 par value (such shares being referred to as the "Shares") of DCC Compact Classics, Inc. (the "Company") which may be issued upon the exercise of certain options and warrants, as set forth herein, to: (i) Gary Gillman, a consultant to and director of the Company, pursuant to a written Consulting and Stock Option Agreement dated March 8, 1996 (the "Gillman Option Agreement"), providing for the issuance of options to purchase shares of Common Stock, 10,000 of which are being registered hereby;and (ii) Marshall Blonstein, the CEO, President and a director of the Company ("Blonstein"), pursuant to a written Common Stock Purchase Warrant dated April 1, 1994, as amended (the "Blonstein Warrant"), providing for the issuance of warrants to purchase shares of Common Stock, 200,000 of which are being registered hereby. Gillman and Blonstein in their capacity as selling shareholders, may sometimes hereafter be collectively referred to as the "Selling Security Holders." The Company has been advised by the Selling Security Holders that each of them may sell all or a portion of the Shares from time to time in the over-the-counter market in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales.

      No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares of the Gillman Incentive Stock nor the Blonstein Incentive Stock issuable pursuant to the terms of the Option Agreement or the Blonstein Warrant, respectively, shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.
                               ------------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                 The date of this Prospectus is July 10, 1996.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded in the over-the-counter market on NASDAQ under the symbol "DCCC."

      The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of up to an aggregate of 410,000 shares of the Company's Common Stock, to be issued to a consultant and directors of the Company upon exercise of certain options and warrants pursuant to the written Gillman Option Agreement and the Blonstein Warrant. This Prospectus, which is
Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

      1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994.

      2. The Company's Form 10-QSB Quarterly Report for the quarterly period ended March 31, 1995.

      3. The Company's Form 10-QSB Quarterly Report for the quarterly period ended June 30, 1995.

      4. The Company's Form 10-QSB Quarterly Report for the quarterly period ended September 30, 1995.

      5. The Company's Form 10-KSB Annual Report for the year ended December 31, 1995.

      All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, DCC Compact Classics, Inc., 9301 Jordan Avenue, Suite 105, Chatsworth, California 91311, Telephone (818) 993-8822.

                                   THE COMPANY

      DCC Compact Classics, Inc. (the "Company") was incorporated as a Colorado corporation on February 20, 1986, and on October 19, 1987, completed the acquisition of Dunhill Compact Classics, Inc., a privately-held California corporation. The focus of the Company's operations following such acquisition was to establish a specialized niche in the then-emerging market for compact discs ("CDs"). The emergence of compact disc technology in the early 1980's led to segments of the consuming public replacing their collections of vinyl and audio cassettes with the superior quality and convenience of compact discs. Classical music listeners were the first segment to accept compact disc technology and the initial discs made available were comprised of classical albums. Since that time there has been substantial acceptance of compact discs for all types of music, including classical, jazz, rock and oldies. Sales of compact discs are growing rapidly and by the end of 1994 represented in excess of 70% of all music sales in the $12 billion record industry.

      A predominant portion of the Company's manufacturing process utilizes a coating of 24K gold and a proprietary vintage vacuum tube system which are considered by various audiophiles to have a superior phonic quality compared with standard CDs, and thereby can be sold at a premium in excess of the incremental manufacturing costs. The Company is presently one of the industry leaders in the sale of 24K gold CDs and has license rights to the exclusive exportation of 24K gold CDs albums by such artists as Frank Sinatra, Ray Charles, Bob Dylan, The Doors, The Eagles, Paul McCartney, Cream, Miles Davis, Creedence Clearwater Revival, Joni Mitchell, The Steve Miller Bank and Bob Seger. The Company has successfully exploited the consumer demand for reissues and compilations of music originally issued on vinyl and audio cassettes. This has been achieved through the purchase, exploitation and sale of catalogs of music masters and by licensing rights from others to music masters for exploitation. The Company's basic concept has been to provide the listening public a compact disc line that specializes in contemporary music which includes jazz, classical and oldies and the 24K gold limited edition series. In addition, the Company has developed "Collection" series which features the best of a certain performance era or type of music.

      Since formation of the Company in February 1986, the Company has entered into licensing agreements with major record labels throughout the industry, including Sony, MCA, Warner, Elektra, Atlantic, Arista, Capitol and Polygram among others. Typically, licensing agreements range from three to five years in term with possible renewal options. Royalties are paid to the licensor at between $.55 to $6.00 per unit sold for the term of the agreement. The licensing agreements grant the Company the exclusive or non-exclusive right to take master recordings of many top artists for the purpose of enhancing the sound quality through digital sound recording process and then to market under the Company's trade label the individual recordings or compilations in the form of a compact disc. At the present time, most of the major music recording companies are not seeking to develop this specialized niche on a proprietary basis and rely on specialty operations such as the Company for the development of the reissue market. The Company follows the normal practice for independent record labels, which entails subcontracting manufacturing, field sales, physical distribution, billing and collections to specialized entities providing the services.

      Commencing in 1994, the Company formed a strategic alliance with Romance Alive Audio, Inc. to enter into the emerging market for audio books with a focus on romance novels. Romance Alive Audio operates out of the same facilities as the Company, specializes in publishing romance novels on audio cassettes and markets such audio cassettes through chain stores, supermarkets and traditional book outlets. The Company has completed signings with numerous well-known authors in this field and has the potential to become a recognized publisher of women's romance novels on audio cassettes in the United States.

      The Company's offices are located at 9301 Jordan Avenue, Suite 105, Chatsworth, California 91311, the telephone number of the Company is (818) 993-8822.

             CONSULTING AND STOCK OPTION AGREEMENT WITH GARY GILLMAN

      On November 21, 1991, the Company entered into an oral Consulting and Stock Option Agreement with Gary Gillman (reduced to writing on March 8, 1996) to which the Company agreed to issue to the Consultant options (the "Options") to purchase 25,000 Shares in consideration for certain financial, administrative and accounting services to be provided to the Company on an as-needed basis. Mr. Gillman has also served as a director of the Company since 1993. The Options are exercisable at $.10 per share of Common Stock on or prior to November 20, 1996. At this time the Company is registering 10,000 of the 25,000 shares of Common Stock underlying the Options issued by the Company to Mr. Gillman.

              COMMON STOCK PURCHASE WARRANT WITH MARSHALL BLONSTEIN

      On April 15, 1994, the Company issued a Common Stock Purchase Warrant to Marshall Blonstein, the President and Chief Executive Officer and a director of the Company, a warrant to purchase up to 225,000 shares of Common Stock, exercisable at any time on or before April 15, 1999. On May 24, 1995, the board of directors of the Company modified the exercise price of the Warrants from $.25 per Share to $.13 per Share. The Company is registering hereby 200,000 of the 225,000 Shares underlying the Warrants issued by the Company to Mr. Blonstein.

Federal Income Tax Effects

      An option or warrant holder does not recognize taxable income on the date of the grant of the Options or Warrants, which is a non-statutory option and warrant, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the Option or Warrant exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the Option or Warrant exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holder may elect, within 30 days after the date of exercise, to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option or warrant holder is deductible by the Company in the year that income is recognized.

Restrictions Under Securities Laws

      The sale of any shares of Common Stock acquired upon the exercise of the Options and Warrants must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option or warrant, he would generally be required to pay to the Company any "profits" resulting from the sale of the stock and receipt of the stock option. Section 16(b) exempts all option exercises from being treated as purchases and, instead, treats an option grant as a purchase of the underlying security, which grant/purchase may be matched with any sale of the underlying security within six months of the date of grant.

                        SALES BY SELLING SECURITY HOLDER

      The following table sets forth the name of the Selling Security Holder, the amount of shares of Common Stock held directly or indirectly, the maximum amount of shares of Common Stock to be offered by the Selling Security Holder, the amount of Common Stock to be owned by the Selling Security Holder following the sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Security Holder following completion of such offering (based on 6,696,725 shares of Common Stock of the Company outstanding at June 17, 1996).
                                                                     Percentage
                                                      Shares to be  to be Owned
Name of Selling      Number of            Shares to    Owned After       After
Security Holder    Shares Owned           be Offered     Offering      Offering
- ---------------    ------------           ----------     --------      --------

Gary Gillman               25,000(1)       10,000          15,000        (2)%
Marshall Blonstein      2,936,440(4)      200,000       2,736,440       40.86%
- --------------------

(1) Includes options to purchase 25,000 shares of Common Stock at $.10 per share.

(2)   Less than 1%.



                            DESCRIPTION OF SECURITIES

Authorized Capital Stock

      The Certificate of Incorporation of the Company authorizes the Company to issue up to 10,000,000 shares of Common Stock, par value $.005 per share, of which 6,696,725 shares were outstanding at June 17, 1996. No shares of Preferred Stock are authorized by the Company's Certificate of Incorporation.

Common Stock

      The Company's authorized Common Stock consists of 10,000,000 shares par value $.005 per share, of which 6,696,725 shares were outstanding at June 17, 1996. Each holder of record of Common Stock is entitled to one vote for each outstanding share of Common Stock owned by him on every matter properly submitted to such stockholder for his vote. The Restated Certificate of Incorporation of the Company does not authorize cumulative voting for the election of directors.

      The holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of the affairs of the Company, such holders are entitled to receive ratably the net assets of the Company available for distribution to holders of Common Stock. No holder of any shares of Common Stock has any preemptive right to subscribe for any securities of the Company.

Transfer Agent

      The transfer agent for the Common Stock is Corporate Stock Transfer Company, 370 17th Street, Suite 2350, Denver, Colorado 80202-4614.

                                  LEGAL MATTERS

      Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite
1900, Fort Lauderdale, Florida 33301.

                                     EXPERTS

      On April 22, 1996, Henson & Company, the Company's independent auditors, chose not to continue as the Company's independent auditor based on its desire to discontinue providing auditing services to publicly-traded companies. The Company and Henson & Company did not have any disagreements during the two fiscal years ending December 31, 1994 or any subsequent interim period with respect to matters of accounting principles or practices, financial statement disclosure or auditing scope, or procedure which, if not resolved to Henson & Company's satisfaction, would have caused it to make reference to the subject matter of such disagreement in its reports. In connection with the termination of such relationship, the Company decided to engage Winter, Scheifley & Associates, P.C., Certified Public Accountants, as the Company's accountants to audit the Company's financial statements for the fiscal year ending December 31, 1995.

                                 INDEMNIFICATION

      Article XII of the Articles of Incorporation of the Company provides as follows:

      "The Corporation shall indemnify any and all of its directors, officers, employees, authorized agents or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them to the fullest extent permitted under Colorado Corporate Code, in connection with the defense of any action, suit or proceeding in which they or any of them, are made parties, or a party, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any By-Law agreement, vote of shareholders or otherwise.

      In addition, no officer, director, employee or authorized agent shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such officer or director was personally involved in the situation giving rise to the litigation or unless such officer or director committed a criminal offense. The protection afforded hereby shall not restrict the Corporation's right to eliminate or limit the personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, and the personal liability of directors to the Corporation and to its shareholders for monetary damages shall be eliminated or limited, to the full extent permitted by the Colorado Corporation Code, except for monetary damages for: any breach of the director's duty of loyalty to the Corporation or to its shareholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; acts specified in Section 7-5-114 of the Colorado Corporation Code; or any transaction from which the director derived an improper personal benefit. Nor shall the liability of a director of the Corporation be eliminated or limited to the Corporation or to its shareholders for monetary damages for any act or omission occurring prior to the effective date of this Article."

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
- ------- ---------------------------------------

      The documents listed in (a) through (f) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

            (a) The Registrant's  latest annual report filed pursuant to Section
13(a) or 15(d) of the Exchange  Act, or, in the case of the  Registrant,  either
(1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or
(3) the Registrant's effective Registration Statement on Form 10 or 30F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

            (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1995.

            (c) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995.

            (d) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1995.

            (e) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995.

            (f) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

            (g) The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities
- ------  -------------------------

      A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel
- ------  --------------------------------------

      Not Applicable.

Item 6. Indemnification of Directors and Officers
- ------  -----------------------------------------

      Article XII of the Articles of Incorporation of the Company provides as follows:

      "The Corporation shall indemnify any and all of its directors, officers, employees, authorized agents or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them to the fullest extent permitted under Colorado Corporate Code, in connection with the defense of any action, suit or proceeding in which they or any of them, are made parties, or a party, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any By-Law agreement, vote of shareholders or otherwise.

      In addition, no officer, director, employee or authorized agent shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such officer or director was personally involved in the situation giving rise to the litigation or unless such officer or director committed a criminal offense. The protection afforded hereby shall not restrict the Corporation's right to eliminate or limit the personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, and the personal liability of directors to the Corporation and to its shareholders for monetary damages shall be eliminated or limited, to the full extent permitted by the Colorado Corporation Code, except for monetary damages for: any breach of the director's duty of loyalty to the Corporation or to its shareholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; acts specified in Section 7-5-114 of the Colorado Corporation Code; or any transaction from which the director derived an improper personal benefit. Nor shall the liability of a director of the Corporation be eliminated or limited to the Corporation or to its shareholders for monetary damages for any act or omission occurring prior to the effective date of this Article."

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed
- ------  -----------------------------------

      Inasmuch as the consultant that received the Incentive Stock of the Registrant was knowledgeable, sophisticated and had access to comprehensive information relevant to the Registrant, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, the Consultant was required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Registrant except upon sale of the underlying shares of Common Stock pursuant to a registration statement.

Item 8.  Exhibits
- ------   --------

Exhibit  Description
- -------  -----------

(4.1)    Consulting and Stock Option Agreement with Gary Gillman.

(4.2)    Common Stock Purchase Warrant with Marshall Blonstein.

(4.3) Resolution dated May 24, 1995 modifying the exercise price of Common Stock Purchase Warrants.

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares of securities pursuant to the above Option Agreement

(23.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto

(23.2.1) Consent of independent certified public accountants - Henson and Company for the period ended December 31, 1994.

(23.2.2) Consent of independent  certified  public  accountants  - Scheifley  &
         Associates, P.C.

Item 9.  Undertakings
- -------  ------------

      (1)   The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth and the State of California, on the 10th day of July, 1996.

                                          DCC COMPACT CLASSICS, INC.



                                          By:  /s/Marshall Blonstein
                                               ------------------------------
                                               Marshall Blonstein
                                               President and Principal
                                               Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                           Title                   Date
      ---------                           -----                   ----

                                    President, Principal
                                    Executive Officer,
                                    Principal Financial
                                    Officer and Director
                                    and Principal Accounting
/s/ Marshall Blonstein              Officer                   July 10, 1996
- --------------------------
Marshall Blonstein



/s/ Robert Siner                    Director                  July 10, 1996
- --------------------------
Robert Siner



/s/ Gary Gillman                    Director                  July 10, 1996
- --------------------------
Gary Gillman